              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-90166 and 33-98748) of Harvard Industries, Inc. of our report dated November 14, 1997, except for Note 9 as to which the date is December 29, 1997, appearing on Page 47 of this Form 10-K.

PRICEWATERHOUSECOOPERS, LLP

New York, New York
January 12, 1999